                                                                     EXHIBIT 3.1

                           THIRD AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                       BLUESTAR COMMUNICATIONS GROUP, INC.
                             A DELAWARE CORPORATION

                  (PURSUANT TO SECTIONS 228, 242 AND 245 OF THE
                GENERAL CORPORATION LAW OF THE STATE OF DELAWARE)

                  BlueStar Communications Group, Inc., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the "General Corporation Law").

                  DOES HEREBY CERTIFY:

                  FIRST: The original Certificate of Incorporation of this corporation was filed with the Secretary of State on June 10, 1999 under the name "BlueStar Properties, Inc."

                  SECOND: The Third Amended and Restated Certificate of Incorporation of BlueStar Communications Group, Inc. in the form attached hereto as Annex A has been duly adopted in accordance with the provisions of Sections 228, 242 and 245 of the General Corporation Law by the directors and stockholders of the Corporation.

                  THIRD: The Third Amended and Restated Certificate of Incorporation of this corporation so adopted reads in full as set forth in Annex A attached hereto and is hereby incorporated herein by this reference.

                  IN WITNESS WHEREOF, BlueStar Communications Group, Inc. has caused this Third Amended and Restated Certificate to be signed by its duly authorized and elected President this 10th day of February, 2000.

                                            BLUESTAR COMMUNICATIONS GROUP, INC

                                            By: /s/ Robert Dupuis
                                                ------------------------------
                                                Robert Dupuis
                                                President






      [SIGNATURE PAGE TO AMENDED AND RESTATED CERTIFICATE OF INCORPORATION]

                                                                         ANNEX A


                           THIRD AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                       BLUESTAR COMMUNICATIONS GROUP, INC.
                             A DELAWARE CORPORATION

                                    ARTICLE I

             The name of the Corporation is BlueStar Communications Group, Inc. (the "Corporation")

                                   ARTICLE II

             The address of the Corporation's registered office in the State of Delaware is 9 East Loockerman Street, in the City of Dover, County of Kent, 19901. The name of its registered agent at such address is National Registered Agents, Inc.

                                   ARTICLE III

             The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law.

                                   ARTICLE IV

         4.1 Prior to a Qualified Offering (as defined in Section 4(b) of
Article V below), the Corporation's capital stock shall be comprised as set forth in this Section 4.1 and Article V as follows:

         A. Classes of Stock. The Corporation is authorized to issue two classes of capital stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares of capital stock authorized to be issued is 82,689,584 shares, of which 60,000,000 shares shall be Common Stock, par value $0.01 per share, and 22,689,584 shares shall be Preferred Stock, par value $0.01 per share (the "Preferred Stock"). Of the Preferred Stock, 12,346,941 shall be designated as "Series A Convertible Preferred Stock" (the "Series A Preferred Stock"), 8,177,040 shares shall be designated as "Series B Convertible Preferred Stock" (the "Series B Preferred Stock"), and 2,165,603 shares shall be designated "Series C Convertible Preferred Stock" (the "Series C Preferred Stock").

         B. Rights, Preferences and Restrictions of Preferred Stock. Undesignated Preferred Stock may be issued from time to time in one or more series. The Corporation's Board of Directors (the "Board of Directors") is hereby authorized to fix or alter the rights, preferences, privileges and restrictions granted to or imposed upon additional series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or of any of them.

Subject to compliance with applicable protective voting rights which may be granted to the Preferred Stock or series thereof in Certificates of Designation or the Corporation's Certificate of Incorporation and as hereafter may be amended ("Protective Provisions"), but notwithstanding any other rights of the Preferred Stock or any series thereof, the rights, privileges, preferences and restrictions of any such additional series may be subordinated to, pari passu with (including, without limitation, inclusion in provisions with respect to liquidation and acquisition preferences, redemption and/or approval of matters by vote or written consent), or senior to any of those of any present or future class of series of Preferred Stock or Common Stock. Subject to compliance with applicable Protective Provisions, the Board of Directors is also authorized to increase or decrease the number of shares of any series, prior or subsequent to the issue of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of share of such series. The rights, preferences, privileges and restrictions granted to and imposed on the Series A Preferred Stock, the Series B Preferred Stock and Series C Preferred Stock are as set forth below in this Article IV(B).

         C.  Common Stock.

             1. Dividend Rights. Subject to the provisions of Section 1 of Paragraph B of this Article IV, the holders of the Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any assets of the Corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

             2. Liquidation Rights. Upon the liquidation, dissolution or winding up of the Corporation, the assets of the Corporation shall be distributed as provided in Section 2 of Paragraph B of this Article IV.

             3. Redemption. The Common Stock is not redeemable.

             4. Voting Rights. The holder of each share of Common Stock shall have the right to one vote per share, and shall be entitled to notice of any stockholders' meeting in accordance with the Bylaws of the Corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law.

         4.2 Effective as of a Qualified Offering (as defined in Section 4(b) of
Article V below), the Corporation's capital stock shall be comprised as follows:

         A. Authorized Shares. The aggregate number of shares that the Corporation shall have authority to issue is 175,000,000, (a) 150,000,000 shares of which shall be Common Stock, par value $0.01 per share, and (b) 25,000,000 of which shall be Preferred Stock, par value $0.01 per share.

         B. Common Stock. Each share of Common Stock shall have one vote on each matter submitted to a vote of the stockholders of the Corporation. Subject to the provisions of





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

applicable law and the rights of the holders of the outstanding shares of Preferred Stock, if any, the holders of the Common Stock shall be entitled to receive, when and as declared by the Board of Directors of the Corporation, out of the assets of the Corporation legally available therefor, dividends or other distributions, whether payable in cash, property or securities of the Corporation. The holders of shares of Common Stock shall be entitled to receive, in proportion to the number of shares of Common Stock held, the net assets of the Corporation upon dissolution after any preferential amounts required to be paid or distributed to holders of outstanding shares of Preferred Stock, in any, are so paid or distributed.

         C. Preferred Stock.

            1. Series. The Preferred Stock may be issued from time to time by the Board of Directors as shares of one or more series. The description of shares of each additional series of Preferred Stock, including any designations, preferences, conversions and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption shall be as set forth in resolutions by the Board of Directors.

            2. Rights and Preferences. The Board of Directors is expressly authorized, at any time, by adopting resolutions providing for the issuance of, or providing for a change in the number of any particular series of Preferred Stock and, if and to the extent from time to time required by law, by filing certificates of amendment or designation which are effective without stockholder action, to increase or decrease the number of shares included in each series of Preferred Stock, but not below the number of shares then issued, and to set in any one or more respects the designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms and conditions of redemption relating to the shares of each such series. The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, setting and changing the following:

               (a) the dividend rate, if any, on shares of such series, the times of payment and the date from which dividends shall be accumulated, if dividends are to be cumulative;

               (b) whether the shares of such series shall be redeemable and, if so, the redemption price and the terms and conditions of such redemption;

               (c) the obligation, if any, of the Corporation to redeem shares of such series pursuant to a sinking fund;

               (d) whether shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or classes and, if so, the terms and conditions of such conversion or exchange, including the price or prices of the rate or rates of conversion or exchange and the terms of adjustment, if any;

               (e) whether the shares of such series shall have voting rights, in addition to the voting rights provided by law, and, if so, the extent of such voting rights;


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

               (f) the rights of the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding-up of the Corporation; and

               (g) any other relative rights, powers, preferences, qualifications, limitations or restrictions thereof relating to such series.

                                    ARTICLE V

         The respective rights, preferences, privileges and restrictions granted to and imposed upon the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock of the Corporation are as set forth below in this
Article V.

            1. Dividend Provisions.

               (a) Subject to the rights of Preferred Stock which may hereafter come into existence, the holders of shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock shall be entitled to receive dividends, out of any assets legally available therefor, when, as and if declared by the Board of Directors.

               (b) Subject to the rights of Preferred Stock which may hereafter come into existence, and continuing thereafter, the holders of shares of Series A Preferred Stock shall be entitled to receive dividends, out of any assets legally available therefore, at the rate of $0.1176 (as adjusted to reflect stock dividends, stock splits, combinations, recapitalizations or the like with respect to such series after March 17, 1999 (the "Initial Series A Issue Date")) per share of Series A Preferred Stock per annum, payable when, as and if declared by the Board of Directors. Subject to the rights of Preferred Stock which may hereafter come into existence, and continuing thereafter, the holders of shares of Series B Preferred Stock shall be entitled to receive dividends, out of any assets legally available therefore, at the rate of $0.9128 (as adjusted to reflect stock dividends, stock splits, combinations, recapitalizations or the like with respect to such series after August 19, 1999 (the "Initial Series B Issue Date")) per share of Series B Preferred Stock per annum, payable when, as and if declared by the Board of Directors. Subject to the rights of Preferred Stock which may hereafter come into existence, and continuing thereafter, the holders of shares of Series C Preferred Stock shall be entitled to receive dividends, out of any assets legally available therefore, at the rate of $3.77 (as adjusted to reflect stock dividends, stock splits, combinations, recapitalizations or the like with respect to such series after the date upon which shares of Series C Preferred Stock were first issued (the "Initial Series C Issue Date")) per share of Series C Preferred Stock per annum, payable when, as and if declared by the Board of Directors. Such dividends shall not be cumulative. In the event of the conversion of any shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock pursuant to Section 4 below, all accrued and unpaid dividends on such shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock shall be paid in cash unless any holder thereof, by written notice to the Corporation, requests that such dividends be converted into Common Stock, in which case in lieu of payment, such accrued and unpaid dividends on such shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock shall be included in determining the number of shares of Common Stock into which such shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock are convertible, as provided in Section 4(c) below.

               (c) Each share of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock shall rank equally in all respects with respect to dividends; provided, however, that the Corporation shall not declare or pay dividends which are sufficient to pay all accrued dividends on each series of Preferred Stock outstanding unless such dividends are declared and paid to each series of Preferred Stock pro rata based on the accrued dividends with respect to such series as a percentage of accrued dividends for all series of Preferred Stock.

               (d) No dividend of cash or other property or other distribution (other than a stock dividend giving rise to an adjustment under Section 4(e) below and made in accordance with the provisions of Section 6 below) shall be paid, or declared and set apart for payment, on any share of Common Stock, prior to the payment of all accrued and unpaid dividends on all outstanding shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock.

               (e) Any dividend or distribution which is declared by the Corporation and payable with assets of the Corporation, other than cash, shall be deemed to have such value as determined by the Board of Directors.

            2. Liquidation Preference.

               (a) In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, (A) each holder of Series A Preferred Stock shall be entitled to receive, prior and in preference to any payment or distribution and setting apart for payment or distribution of any of the assets or surplus funds of the Corporation to the holders of the Common Stock, an amount per share (the "Series A Liquidation Amount") equal to the sum of (i) $0.49 (as adjusted to reflect stock dividends, stock splits, combinations, recapitalizations or the like) for each outstanding share of Series A Preferred Stock (the "Original Series A Issue Price") held by such holder and (ii) an amount equal to all accrued but unpaid dividends on the Series A Preferred Stock held by such holder, (B) each holder of Series B Preferred Stock shall be entitled to receive, prior and in preference to any payment or distribution and setting apart for payment or distribution of any of the assets or surplus funds of the Corporation to the holders of the Common Stock, an amount per share (the "Series B Liquidation Amount") equal to the sum of (i) $3.80 (as adjusted to reflect stock dividends, stock splits, combinations, recapitalizations or the like) for each outstanding share of Series B Preferred Stock (the "Original Series B Issue Price") held by such holder and (ii) an amount equal to all accrued but unpaid dividends on the Series B Preferred Stock held by such holder and (C) each holder of Series C Preferred Stock shall be entitled to receive, prior and in preference to any payment or distribution and setting apart for payment or distribution of any of the assets or surplus funds of the Corporation to the holders of the Common Stock, an amount per share (the "Series C Liquidation Amount") equal to the sum of (i) $15.70 (as adjusted to reflect stock dividends, stock splits, combinations, recapitalizations or the like) for each outstanding share of Series C Preferred Stock (the "Original Series C Issue Price") held by such holder and (ii) an amount equal to all accrued but unpaid dividends on the Series C Preferred Stock held by such holder. If upon the occurrence of such event, the assets and funds thus distributed among the holders of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amount, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock in proportion to the relative liquidation preference of the shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock then held by them.

               (b) After the distribution in Subsection 2(a) above has been paid, the remaining assets of the Corporation available for distribution to stockholders shall be distributed among the holders of Common Stock, Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock pro rata based on the number of shares of Common Stock held by each (determined on an as-converted basis with respect to outstanding shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock).

               (c) (i) For purposes of this Section 2, a liquidation, dissolution or winding up of the Corporation shall be deemed to be occasioned by, or to include, (A) the acquisition of the Corporation by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation); or (B) a sale of all or substantially all of the assets of the Corporation; unless in each of the cases of clauses (A) and (B) above, the Corporation's stockholders of record as constituted immediately prior to such acquisition or sale will, immediately after such acquisition or sale (by virtue of securities issued as consideration for the Corporation's acquisition or sale or otherwise) hold more than 50% of the voting power of the surviving or acquiring entity.

                   (ii) In any of such events, if the consideration received by the Corporation is other than cash, its value will be deemed its fair market value as determined by the Board of Directors. Any securities to be delivered to the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Common Stock, as the case may be, shall be valued as follows:

                        (A) If traded on a securities exchange or through the Nasdaq National Market, the value shall be deemed the average of the closing prices of the securities on such exchange over the thirty-day period ending three (3) days prior to closing;

                        (B) If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale price (whichever is applicable) over the thirty-day period ending three (3) days prior to closing;

                        (C) If there is no active public market, the value shall be the fair market value thereof, as mutually determined by the Corporation and the holders of at least a majority of the then outstanding shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, voting together as a single class.


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

                            (iii) In the event the requirements of this
Subsection 2(c) are not complied with, the Corporation shall forthwith either:

                                  (A) cause such closing to be postponed until
such time as the requirements of this Section 2 have been complied with; or

                                  (B) cancel such transaction, in which event
the respective rights, preferences and privileges of the holders of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice referred to in Subsection 2(c)(iv) below.

                             (iv) The Corporation shall give each holder of
record of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock written notice of such impending transaction not later than ten
(10) days prior to the stockholders' meeting called to approve such transaction, or ten (10) days prior to the closing of such transaction, whichever is earlier, and shall notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this Section 2, and the Corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than twenty (20) days after the Corporation has given the first notice provided for herein or sooner than ten (10) days after the Corporation has given notice of any material changes provided for herein; provided, however, that such periods may be shortened upon the Corporation's receipt of written consent of the holders of at least a majority of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, voting together as a single class, entitled to such notice rights or similar notice rights.

                          3. Redemption.

                             (a) Subject to the rights of series of Preferred
Stock that may from time to time come into existence, any holder of then outstanding Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock may elect to require the Corporation to redeem (a "Redemption Request") on the dates specified below, by giving not less than sixty (60) days written notice ("Required Notice") prior to any Redemption Date to the corporation, up to a cumulative total of that percentage of the shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock held by such requesting holder as set forth below opposite such Redemption Date, less the number of shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock redeemed by the Corporation pursuant to this Subsection 3(a) from such holder (or its predecessor) prior to the date of such election:


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

                   Redemption                Cumulative Percentage of Shares
                      Date                       Which May be Redeemed
            ------------------------      --------------------------------------
                 March 17, 2006                            25%
                 March 17, 2007                            50%
                 March 17, 2008                            75%
                 March 17, 2009                           100%

                           In each such event, the Corporation shall, to the
extent it may lawfully do so, redeem the shares specified in such Redemption Request on the applicable Redemption Date, upon surrender by the requesting holders of the certificates representing such shares by paying a sum per share of Series A Preferred Stock equal to the Series A Liquidation Amount, a sum per share of Series B Preferred Stock equal to the Series B Liquidation Amount and a sum per share of Series C Preferred Stock equal to the Series C Liquidation Amount (such sums being the respective "Redemption Price" for the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock). If any date fixed for redemption of shares pursuant to this Subsection 3(a) is a Saturday, Sunday or legal holiday, then such redemption shall occur on the first business day thereafter.

                           (b) As used herein and in Subsections (3)(a) above
and (3)(c) and (3)(d) below, the term "Redemption Date" shall refer to each date on which share of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock are requested to be redeemed as provided in Subsection 3(a). Subject to the rights of series of Preferred Stock that may from time to time come into existence, at least fifteen (15) but no more than thirty (30) days prior to each Redemption Date, written notice shall be mailed, first class postage prepaid, to each holder of record (at the close of business on the business day next preceding the day on which notice is given) of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, at the address last shown on the records of the Corporation for such holder, notifying such holder of the redemption to be effected, specifying the number of shares to be redeemed in each Redemption Request, the Redemption Date, the applicable Redemption Price, the place at which payment may be obtained and giving the holder the option to surrender to the Corporation on the Redemption Date, in the manner and at the place designated, his, her or its certificate or certificates representing the shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock requested to be redeemed (the "Redemption Notice"). Except as provided in Subsection (3)(c) below, on or after the Redemption Date, each holder of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock to be redeemed shall surrender to the Corporation the certificate or certificates representing such shares, free and clear of all claims, liens and encumbrances, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price of such shares shall be payable to the order of the person whose name appears of such certificate or certificates as the owner thereof and each surrendered certificate shall be cancelled. In the event less than all the shares



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

represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

                           (c) From and after the Redemption Date, unless there
shall have been a default in payment of the Redemption Price, all rights of the holders of shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock designated for redemption in the Redemption Notice as holders of such shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock (except the right to receive the applicable Redemption Price without interest upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purposes whatsoever. Subject to the rights of Preferred Stock that may from time to time come into existence, if the funds of the Corporation legally available for redemption of shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock on any Redemption Date are insufficient to redeem the total number of shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock to be redeemed on such date, those funds which are legally available will be used to redeem the maximum possible number of such shares ratably among the holders of such shares to be redeemed on the basis of the relative Redemption Prices of the shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock to be redeemed. The shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock not redeemed shall remain outstanding and entitled to all the rights and preferences provided herein. Subject to the rights of Preferred Stock that may from time to time come into existence, at any time thereafter when additional funds of the Corporation are legally available for the redemption of shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, such funds will immediately be used to redeem the balance of the shares which the Corporation has become obliged to redeem on any Redemption Date but which it has not redeemed, allocated in the manner provided in this subsection 3(c).

                           (d) On or prior to each Redemption Date, the
Corporation shall deposit the Redemption Price of all shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock designated for redemption in the Redemption Notice, and not yet redeemed or converted, with a bank or trust corporation having aggregate capital and surplus in excess of $100,000,000 as a trust fund for the benefit of the respective holders of the shares designated for redemption and not yet redeemed, with irrevocable instructions and authority to the bank or trust corporation to publish the notice of redemption thereof and pay the applicable Redemption Price for such shares to their respective holders on or after the Redemption Date, upon receipt of notification from the Corporation that such holder has surrendered his, her or its certificate to the Corporation pursuant to Subsection (3)(b) above. As of the date of such deposit (even if prior to the Redemption Date), the deposit shall constitute full payment of the shares to their holders. From and after the date of such deposit the shares so called for redemption shall be redeemed and shall be deemed to be no longer outstanding, and the holders thereof shall cease to be stockholders with respect to such shares and shall have no rights with respect thereto, except the rights to receive from the bank or trust corporation payment of the Redemption Price of the shares, without interest, upon surrender of their certificates therefor and the right to convert such shares as provided in Article IV(B)(4) below. Such instructions shall also provide that any


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

monies deposited by the Corporation pursuant to this Subsection (3)(d) for the redemption of shares thereafter converted into shares of the Corporation's Common Stock pursuant to Article IV(B)(4) below prior to the Redemption Date shall be returned to the Corporation forthwith upon such conversion. The balance of any monies deposited by the Corporation pursuant to this Subsection (3)(d) remaining unclaimed at the expiration of two (2) years following the final Redemption Date shall thereafter be returned to the Corporation upon its request expressed in a resolution of its Board of Directors.

                  4. Conversion. The holders of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

                     (a) Right to Convert. Each share of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the offices of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined, (i) with respect to each share of Series A Preferred Stock, by dividing the Original Series A Issue Price plus any accrued but unpaid dividends by the "Series A Conversion Price" in effect on the date the certificate is surrendered for conversion, (ii) with respect to each share of Series B Preferred Stock, by dividing the Original Series B Issue Price plus any accrued but unpaid dividends by the "Series B Conversion Price" in effect on the date the certificate is surrendered for conversion, and (iii) with respect to each share of Series C Preferred Stock, by dividing the Original Series C Issue Price plus any accrued but unpaid dividends by the "Series C Conversion Price" in effect on the date the certificate is surrendered for conversion. The initial Series A Conversion Price per share for the Series A Preferred Stock shall be the Original Series A Issue Price, the initial Series B Conversion Price per share for the Series B Preferred Stock shall be the Original Series B Issue Price and the initial Series C Conversion Price per share for the Series C Preferred Stock shall be the Original Series C Issue Price; provided, however, that such Series A Conversion Price, Series B Conversion Price and Series C Conversion Price shall be subject to adjustment as set forth in Subsections 4(d), (e) and (f) below.

                     (b) Automatic Conversion. Each share of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock shall automatically be converted into shares of Common Stock at the Conversion Price for such series at the time in effect immediately upon, except as provided below in Subsection 4(c), the sale of Common Stock in a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), the public offering price per share of which is not less than $15.70 per share (as adjusted to reflect stock dividends, stock splits, combinations, recapitalizations or the like with respect to the Common Stock after the Initial Series C Issue Date) and with gross proceeds to the Corporation of at least $50,000,000 in the aggregate (a "Qualified Offering").

                     (c) Mechanics of Conversion. Before any holder of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock shall be entitled to convert the same into shares of Common Stock pursuant to Subsection 4(a) above, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as the case may be, and shall give written notice to the Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Corporation shall, as soon as practicable after an automatic conversion pursuant to Subsection 4(b) or the compliance with the procedures set forth in the previous sentence in the case of optional conversions pursuant to Subsection 4(a) above, issue and deliver to such holder of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as the case may be, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock to be converted in the case of an optional conversion pursuant to Subsection 4(a) and immediately prior to a Qualified Offering in the case of a mandatory conversion pursuant to Subsection 4(b), and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. If the conversion is in connection with an underwritten public offering of securities registered pursuant to the Securities Act, the conversion shall be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock upon conversion of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock shall not be deemed to have converted such Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock until immediately prior to the closing of such sale of securities.

                     (d) Series A, Series B and Series C Conversion Price Adjustments. The Conversion Price of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock shall be subject to adjustment from time to time as follows:

                         (i) (A) Subject to the application of paragraph (B) below in the case of the Series C Conversion Price, if the Corporation shall issue, after the Initial Series C Issue Date, any Additional Stock (as defined below) without consideration or for a consideration price per share less than the Series A Conversion Price, Series B Conversion Price or Series C Conversion Price in effect immediately prior to the issuance of such Additional Stock, the Series A Conversion Price, Series B Conversion Price or Series C Conversion Price, as the case may be, in effect immediately prior to each such issuance shall forthwith be adjusted to a price determined by multiplying such Series A Conversion Price, Series B Conversion Price or Series C Conversion Price, as the case may be, by the following fraction:

                     Common Stock           +            (New Money/OP)
                     Outstanding
              ---------------------------------------------------------------
                     Common Stock           +           Additional Stock
                      Outstanding

where:

              Common             =    The number of shares of Common Stock deemed
              Stock Outstanding       outstanding immediately before the issuance
                                      of the dilutive securities.

              New Money          =    The dollar amount raised in the dilutive financing.

              OP                 =    Old Conversion Price prior to the price-based
                                      adjustment.

              Additional Stock   =    the number of shares issued in the dilutive
                                      financing. Additional Stock is defined in
                                      Subsection 4(d)(i)(F).

For the purposes of this subsection, the number of shares of Common Stock outstanding immediately prior to such issuance shall be calculated on a fully diluted basis, as if all shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock and all Convertible Securities (as defined below) had been fully exercised immediately prior to such issuance (and the resulting securities fully converted into shares of Common Stock, if so convertible) as of such date, but not including in such calculation any additional shares of Common Stock issuable with respect to shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Convertible Securities or Options, solely as a result of the adjustment of the Series A Conversion Price, Series B Conversion Price and Series C Conversion Price resulting from the issuance of Additional Stock causing such adjustment. "Options" shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities. "Convertible Securities" shall mean any evidence of indebtedness, share (other than Common Stock, Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock) or other securities convertible into or exchangeable for Common Stock.

                         (B) If at any time during which the Series C Conversion
Price is greater than $3.80 the Corporation shall issue Additional Stock without consideration or for a consideration per share less than the Series C Conversion Price in effect on the date of, and immediately prior to, such issue, then and in such event, such Series C Conversion Price shall be reduced, concurrently with such issue, to a price equal to the greater of (i) the price equal to the price per share for such Additional Stock or (ii) $3.80. In the event the price per share of such Additional Stock is lower than $3.80, then the Series C Conversion Price shall first be adjusted to $3.80 pursuant to this paragraph (B) and any additional adjustment shall be made pursuant to the provisions of paragraph (A) above. For example, if 1,000,000 shares of Additional Stock are issued at a price per share of $3.00 at a time when the Series C Conversion Price is $15.70, then (X) the Series C Conversion Price shall first be reduced to $3.80 pursuant to the application of this paragraph (B), then (Y) the Series C Conversion Price (as so adjusted) shall be subject to further adjustment under paragraph (A) above, assuming an initial Series C Conversion Price of $3.80 for the purposes of applying the formula required thereby. All per share prices in this Subsection shall be appropriately adjusted to reflect any stock dividends, combinations or splits with respect to such shares.

                         (C) No adjustment of the Series A Conversion Price,
Series B Conversion Price or Series C Conversion Price shall be made in an amount less than one cent per share, provided that any adjustments that are not required to be made by reason of this sentence shall be carried forward and shall be either taken into account in any subsequent adjustment made prior to three (3) years from the date of the event giving rise to the adjustment being carried forward, or shall be made at the end of three (3) years from the date of the event giving rise to the adjustment being carried forward. Except to the limited extent provided for in Subsections 4(d)(i)(F)(3) and 4(d)(i)(F)(4) below, no adjustment of such Series A Conversion Price, Series B Conversion Price or Series C Conversion Price pursuant to this Subsection 4(d)(i) shall have the effect of increasing the Series A Conversion Price above the Series A Conversion Price in effect immediately prior to such adjustment, no adjustment of such Series B Conversion Price or Series C Conversion Price pursuant to this Subsection 4(d)(i) shall have the effect of increasing the Series B Conversion Price above the Series B Conversion Price in effect immediately prior to such adjustment and no adjustment of such Series C Conversion Price pursuant to this
Section 4(d)(i) shall have the effect of increasing the Series C Conversion Price above the Series C Conversion Price in effect immediately prior to such adjustment.

                         (D) In the case of the issuance of Common Stock for
cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

                         (E) In the case of the issuance of the Common Stock for
a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined pursuant to Subsection 2(c)(ii) above.

                         (F) In the case of the issuance (whether before, on or
after the applicable Initial Series A Issue Date, Initial Series B Issue Date or Initial Series C Issue Date) of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply for all purposes of this Subsection 4(d)(i):

                             (1) The aggregate maximum number of shares of Common Stock deliverable upon exercise (to the extent then exercisable) of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in Subsections 4(d)(i)(D) and 4(d)(i)(E)), if any, received by the Corporation upon the issuance of such options or rights plus the minimum exercise price provided in such options or rights for the Common Stock covered thereby.

                             (2) The aggregate maximum number of shares of Common Stock deliverable upon conversion of, or in exchange (to the extent then convertible or exchangeable) for, any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by the Corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the Corporation upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in Subsections 4(d)(i)(D) and 4(d)(i)(E)).

                             (3) In the event of any change in the number of shares of Common Stock deliverable or in the consideration payable to the Corporation upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the antidilution provisions thereof, the Series A Conversion Price, the Series B Conversion Price and the Series C Conversion Price, to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

                             (4) Upon the expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Series A Conversion Price, the Series B Conversion Price and the Series C Conversion Price, to the extent in any way affected by or computed using such options, rights or securities or options or rights related to such securities, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and convertible or exchangeable securities that remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

                             (5) The number of shares of Common Stock deemed issued and the consideration deemed paid therefor pursuant to Subsections 4(d)(i)(E)(1) and (2) shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either Subsection 4(d)(i)(F)(3) or (4).

                         (G) "Additional Stock" shall mean any shares of Common
Stock issued (or deemed to have been issued pursuant to Subsection 4(d)(i)(F)) by the Corporation after the Initial Series A Issue Date with respect to the Series A Conversion Price, after the Initial Series B Issue Date with respect to the Series B Conversion Price or after the Initial Series C Issue Date with respect to the Series C Conversion Price, other than:

                             (1) Common Stock issued pursuant to a transaction described in subsection 4(d)(ii) hereof;

                             (2) Common Stock (excluding shares repurchased at cost by the Corporation in connection with the termination of service) issuable or issued to employees, consultants or directors of the Corporation directly or pursuant to any stock option or equity incentive plan approved by the Board of Directors, and with respect to any such Common Stock that represents in excess of 20% of the number of shares of Common Stock outstanding calculated on a fully diluted basis, only if approved by the director of the Corporation elected pursuant to Subsection 5(b);

                             (3) Common Stock issuable or issued in connection with lease lines, bank financings, acquisitions of companies, assets or product lines approved by the Board of Directors, and with respect to any such Common Stock that represents in excess of 5% of the number of shares of Common Stock outstanding calculated on a fully diluted basis, only if approved by the director of the Corporation elected pursuant to Subsection 5(b);

                             (4) Common Stock issued upon conversion of Preferred Stock; or

                             (5) Common Stock issued or issuable: (i) in a public offering before or in connection with which all outstanding shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred will be converted to Common Stock or (ii) upon exercise of warrants or rights granted to underwriters in connection with such a public offering.

               (ii) In the event the Corporation should at any time or from time to time after the Initial Series C Issue Date fix a record date for the effectuation of a split or a subdivision of the outstanding shares of Common Stock or the determination of holders of

Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Series A Conversion Price and Series B Conversion Price shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of Series A Preferred Stock and Series B Preferred Stock shall be increased in proportion to such increase of the aggregate of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents.

                   (iii) If the number of shares of Common Stock outstanding at any time after the Initial Series C Issue Date is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Series A Conversion Price, Series B Conversion Price and Series C Conversion Price shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in outstanding shares.

               (e) Other Distributions. In the event the Corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends) or Common Stock Equivalents, then, in each such case for the purpose of this Subsection 4(e), the holders of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the Corporation into which their respective shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the Corporation entitled to receive such distribution.

               (f) Recapitalizations. If at any time or from time to time after the Initial Series B Issue Date, there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 4 or Section 2) provision shall be made so that the holders of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock shall thereafter be entitled to receive upon conversion of their respective shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, the number of shares of stock or other securities or property of the Corporation or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the holders of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock after the recapitalization to the end that the provisions of this Section 4 (including adjustment of the Series A Conversion Price, Series B Conversion Price and Series C Conversion Price then in effect and the number of shares purchasable upon conversion of the

Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

               (g) No Impairment. The Corporation will not, by amendment of its Certificate of Incorporation, as amended, or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock against impairment.

               (h) No Fractional Shares and Certificate as to Adjustments.

                   (i) No fractional shares shall be issued upon, or in the case of the additional shares of Common Stock issuable in connection with a Qualified Offering pursuant to Subsection 4(b) above, in connection with, the conversion of any share or shares of the Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock. The number of shares of Common Stock to be issued instead shall be rounded to the nearest whole share (with 0.5 being rounded up). Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock (after aggregating all shares into which shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock held by each holder could be converted or which are issuable with respect to such Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock in the case of the additional shares of Common Stock issuable in connection with a Qualified Offering pursuant to Subsection 4(b) above) the holder is at the time converting into Common Stock issuable upon such aggregate conversion.

                   (ii) Upon the occurrence of each adjustment or readjustment of the Series A Conversion Price, Series B Conversion Price or and Series C Conversion Price pursuant to this Section 4, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock , furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Price for such series of Preferred Stock at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property that at the time would be received upon the conversion of a share of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock.

               (i) Notices of Record Date. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, at lease twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

               (j) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock (including the additional shares of Common Stock issuable pursuant to Subsection 4(b) above), in addition to such other remedies as shall be available to the holder of such Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to its Certificate of Incorporation, as amended.

               (k) Notices. Any notice required by the provisions of this
Section 4 to be given to the holders of shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Corporation.

            5. Voting Rights.

               (a) The holder of shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock shall have the right to one (1) vote for each share of Common Stock into which such holder's shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock could then be converted, with full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, except as required by law or as expressly provided herein, including the Protective Provisions in Section 6 below; shall be entitled, notwithstanding any provisions hereof, to notice of any stockholders' meeting in accordance with the Bylaws of the Corporation; and shall be entitled to vote, together with holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote. Fractional votes shall not, however, be permitted and any fractional voting rights available on an as-converted basis (after aggregating all shares into which shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with
0.5 being rounded up).

               (b) The holders of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, voting together as a class, shall be entitled to vote as a single class separately from all other classes and series of capital stock of the Corporation in any election of directors of the Corporation, and shall be entitled to elect by a majority of such class vote one
(1) director, so long as 2,100,000 shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock remain outstanding (as adjusted to reflect stock dividends, stock splits, combinations, recapitalizations or the like with respect to the Common Stock after the Initial Series C Issue Date). Any director of the Corporation elected pursuant to this Subsection 5(b) may be removed before the expiration of his term of office, with or without cause, and any vacancy caused by the death, incapacity, resignation, removal, or other termination of service of any director, may be filled, by, and only by, the affirmative vote of the holders of at least a majority of the shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, voting as a single class.

            6. Protective Provisions. So long as at least 2,100,000 shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock are outstanding, the Corporation shall not, without first obtaining the approval (by vote or written consent, as permitted by law) of the holders of at least a majority of the then outstanding shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, voting or acting, as the case may be, as a single class:

               (a) Authorize or issue any additional class(es) or series of capital stock senior to, or on parity with, the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock as to liquidation preference or dividends ("Senior Shares") or issue, grant or sell any options, warrants or other rights to acquire any Senior Shares.

               (b) Amend the Corporation's Amended and Restated Charter or by-laws so as to adversely affect or change the rights and preferences of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock (it being understood that the authorization and/or issuance of any Senior Shares shall be deemed to affect adversely the rights and preferences of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock).

               (c) Repurchase any shares of the Corporation's Common Stock for consideration in excess of $25,000 in any twelve month period except (i) in connection with the termination of any director, officer, employee, agent or consultant of the Corporation, the terms of which termination are or have been approved by the Board of Directors of the Corporation, or (ii) as permitted by the 1999 Incentive Stock Option Plan or any other stock option or equity incentive plan approved by the Board of Directors of the Corporation.

               (d) Merge or consolidate with any other corporation or entity or the sale or exchange (for cash, shares of stock, securities or other consideration) of all or substantially all of its assets or authorize or effect any reorganization, dissolution, liquidation or winding-up of the Corporation.

               (e) Declare or pay any dividends or make any distributions upon any of its shares of Common Stock in violation of the terms of this Certificate of Incorporation, as amended.

               (f) Repurchase or redeem any shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, which if approved shall be made in the manner required by Subsection 3 above.

               (g) Increase or decrease the number of authorized shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock.

               (h) Permit a wholly-owned subsidiary to sell shares of its capital stock to a third party.

               (i) Adopt any new stock option plan or amend any existing plan to increase the authorized number of shares under such plan.

            7. Registration of Transfer. The Corporation will keep at its principal office a register for the registration of shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock. Upon the surrender of any certificate representing shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock at such place, the Corporation will, at the request of the record holder of such certificate, execute and deliver (at the Corporation's expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock represented by the surrendered certificate. Each such new certificate will be registered in such name and will represent such number of shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock as is requested by the holder of the surrendered certificate and will be substantially identical in form to the surrendered certificate, and dividends will accrue on the shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock represented by the surrendered certificate.

            8. Replacement. Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder will be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation or, in the case of any mutilation, upon surrender of such certificate and in the absence of notice to the Corporation that such stock has been acquired by a bona fide purchaser the Corporation will (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock represented by such lost, stolen, destroyed or mutilated certificate, and dividends will accrue on the shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate.

                  9. Definitions.

                  "Subsidiary" means any corporation of which more than 50% of the outstanding voting securities are owned by the Corporation or any Subsidiary, directly or indirectly, or a partnership or limited liability company in which the Corporation or any Subsidiary is a general partner or manager or holds interests entitling it to receive more than 50% of the profits or losses of the partnership or limited liability company.

                  10. Status of Converted or Redeemed Stock. In the event any shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock shall be converted pursuant to Subsection 4 above, or in the event any shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock shall be redeemed pursuant to Subsection 3 above, the shares so converted or redeemed shall be cancelled and shall not be issuable by the Corporation. The Restated Certificate shall be amended at such time or times as the Corporation deems it reasonably practicable to effect the corresponding reduction in the Corporation's authorized capital stock.

                                   ARTICLE VI

                  A director of this Corporation shall, to the fullest extent permitted by the General Corporation Law as it now exists or as it may hereafter be amended, not be personally liable to this Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to this Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the General Corporation Law is amended, after approval by the stockholders of this Article VI, to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of this Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law, as so amended.

                                   ARTICLE VII

                  The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The number of directors shall constitute the whole Board of Directors of the Corporation shall be fixed by, or in the manner provided in, the Bylaws of the Corporation.


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                                  ARTICLE VIII

                  Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

                                   ARTICLE IX

                  Election of directors at an annual or special meeting of stockholders need not be by written ballot unless the Bylaws of the Corporation shall so provide.

                                    ARTICLE X

                  Election of directors at an annual or special meeting of stockholders need not be by written ballot unless the Bylaws of the Corporation shall so provide.

                  A. At each annual meeting of stockholders, directors of the Corporation shall be elected to hold office until the expiration of the term for which they are elected, and until their successors have been elected and duly qualified. At the first annual meeting of stockholders following the closing of the initial public offering (the "First Public Company Annual Meeting") of the Corporation's capital stock pursuant to an effective registration statement filed under the Securities Act of 1933, as amended (the "Initial Public Offering"), the directors of the Corporation shall be divided into three classes as nearly equal in size as practicable, hereby designated as Class I, Class II and Class III. The term of office of the initial Class I directors shall expire at the next succeeding annual meeting of stockholders, the term of office of the initial Class II directors shall expire at the second succeeding annual meeting of stockholders and the term of office of the initial Class III directors shall expire at the third succeeding annual meeting of stockholders. For the purposes hereof, the initial Class I, Class II and Class III directors shall be those directors designated and elected at the First Public Company Annual Meeting. At each annual meeting after the First Public Company Annual Meeting, directors to replace those of a Class whose term expires at such annual meeting shall be elected to hold office until the third succeeding annual meeting and until their respective successors shall have been duly elected and qualified. If the number of directors is hereafter changed, any newly created directorships or decrease in directorships shall be so apportioned among the classes as to make all classes as nearly equal in number as is practicable.

                  B. Vacancies occurring on the Board of Directors for any reason may be filled by vote of a majority of the remaining members of the Board of Directors, although less than a quorum, at a meeting of the Board of Directors. A person so elected by the Board of Directors to fill a vacancy shall hold office until the next succeeding annual meeting of stockholders of the Corporation and until his or her successor shall have been duly elected and qualified.



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                                   ARTICLE XI

                  In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend or repeal the Bylaws of the Corporation.

                                   ARTICLE XII

                  Effective upon the closing of the Initial Public Offering, stockholders of the Corporation may not take action by written consent in lieu of a meeting but must take any actions at a duly called annual or special meeting.

                                  ARTICLE XIII

                  Notwithstanding any other provisions of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of the capital stock required by law of this Certificate of Incorporation, the affirmative vote of the holders of at least two-thirds (2/3) of the combined voting power of all the then-outstanding shares of the Corporation entitled to vote shall be required to alter, amend or repeal Articles X, XII or XIII, or any provision thereof.

                                   ARTICLE XIV

                  The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.








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